UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of Principal Executive Office) (Zip Code)

(512) 256-9040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FWDI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2026, the Compensation Committee of the Board of Directors of Forward Industries, Inc. (the “Company”) approved grants of equity to Mark Brazier, the Company’s recently appointed Chief Financial Officer. Each award is subject to Mr. Brazier’s continued service with the Company through the applicable vesting date (the “Continued Service Condition”). The grants are described below:

•	Non-qualified stock options to purchase an aggregate of 275,000 shares of the Company’s common stock, comprised of (i) 137,500 options with an exercise price of $9.18 per share and (ii) 137,500 options with an exercise price of $13.77 per share, each with a term of 10 years from the date of grant. The stock options vest as follows: 25% on April 13, 2027, with the remaining 75% vesting in 12 equal quarterly installments thereafter, subject to the Continued Service Condition.

•	275,000 restricted stock units with the same vesting schedule as his options.

•	275,000 performance stock units that vest upon the Company achieving certain SOL per Share outstanding thresholds, subject to the Continued Service Condition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: April 17, 2026	By:	/s/ Georgia Quinn
Name: Georgia Quinn
Title: General Counsel

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